Exhibit 99.1
Exterran Partners Announces New $550 Million Credit Facility
HOUSTON, November 4, 2010 — Exterran Partners, L.P. (NASDAQ: EXLP) today announced the execution of a new, five-year, $550 million senior secured credit facility, consisting of a $400 million revolving credit facility and a $150 million term loan facility, with a syndicate of banks led by Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Book Runner, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and Barclays Bank PLC and The Royal Bank of Scotland PLC, as Co-Documentation Agents.
The new facility, which matures in November 2015, replaces Exterran Partners’ former senior secured credit facility, which consisted of a $315 million revolving credit facility and a $117.5 million term loan facility both due October 2011. In addition, proceeds from the new facility were used in part to repay the entire outstanding balance under Exterran Partners’ asset-backed securitization facility, which has been terminated, and to terminate all existing interest rate swaps.
“We are pleased with the support of our lender group, which includes several institutions with long-term relationships with Exterran,” said Michael J. Aaronson, Chief Financial Officer of Exterran Partners. “The refinancing of our credit facility provides us with additional financial flexibility as we continue our efforts to execute our growth strategy and deliver long-term value to our unitholders.”
About Exterran Partners
Exterran Partners provides natural gas contract operations services to customers throughout the United States. Exterran Holdings, Inc. (NYSE: EXH) indirectly owns a majority interest in Exterran Partners. For more information, visit www.exterran.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Partners, which could cause actual results to differ materially from such statements including, but not limited to, statements related to the expected benefits of the refinancing.

While Exterran Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the accuracy of the forward-looking information. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets from Exterran Holdings to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets to Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; Exterran Holdings, Inc.’s ability to timely and cost-effectively obtain components necessary to conduct Exterran Partners’ business; changes in political or economic conditions in key operating markets; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; and the performance of Exterran Holdings.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and those set forth from time to time in Exterran Partners’ filings with the Securities and Exchange Commission. Except as required by law, Exterran Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297
SOURCE: Exterran Partners, L.P.